Exhibit 3.15

State of Maine.

CERTIFICATE OF ORGANIZATION OF A CORPORATION

UNDER THE GENERAL LAW.

The undersigned, officers of a corporation organized at Portland Maine at a meeting of the signers of the articles of agreement therefor, duly called and held at the office of William L. Putnam in the City of Portland Maine on Saturday the thirtieth day of August A.D. 1890 and continued by adjournment to Saturday September 27th A.D. 1890, hereby certify as follows:

The name of said corporation is Rumford Falls Power Company.

The purposes of said corporation are to carry on the business of manufacturing by water, steam, electrical or other power at or near Rumford Falls in the State of Maine constructing dams, booms, piers, mill sites, canals and other appliances & improvements incidental to the use of the water at said falls, laying out village and town improvements in the neighborhood of said Rumford Falls in connection with the foregoing, and as incident thereto, erecting mills, houses and other buildings & hiring or leasing mills houses or other buildings & power developed by water steam electricity or other motor supplying the locality at & about Rumford Falls with light and water & the development of the water power at said Rumford Falls.

The amount of capital stock is Five hundred thousand (500000) dollars.

The amount of capital stock already paid in is Two hundred & fifty thousand dollars.

The par value of the shares is One hundred (100) dollars.

The names and residences of the owners of said shares are as follows:

NAMES.	RESIDENCE.	NO. OF SHARES

George A. Fletcher	Detroit, Mich	490 Shs.
Don M. Dickenson	Detroit, Mich	10 Shs.
Hugh J.Chisholm	Portland, Maine	990 Shs.
A. A. Burbank	Boston, Mass	10 Shs.
Charles D. Brown	Boston, Mass	1000 Shs.

The balance of the stock amounting to twenty five hundred shares is at present unissued.

Said corporation is located at Rumford in the County of Oxford.

The number of directors is Five and their names are George A. Fletcher, Don M. Dickenson, A. A. Burbank, Charles D. Brown and Hugh J. Chisholm.

The undersigned George A. Fletcher is president; the undersigned, Hugh J. Chisholm is treasurer; and the undersigned, George A. Fletcher, Hugh J. Chisholm and Charles D. Brown are a majority of the directors of said corporation.

Witness our hands this twenty seventh day of September A. D. 1890.

Geo. A. Fletcher President.

Hugh J. Chisholm Treasurer.

Geo. A. Fletcher
Hugh J. Chisholm	Majority
Charles D. Brown	of
Directors.

Cumberland as  September 27 A. D. 1890.

Then personally appeared George A. Fletcher, Hugh J. Chisholm and Charles D. Brown and severally made oath to the foregoing certificate, that the same is true.

Before me,

David W. Snow Justice of the Peace.

STATE OF MAINE

Attorney General’s Office September 30th A. D. 1890.

I hereby certify that I have examined the foregoing certificate, and the same is properly drawn and signed, and is conformable to the constitution and laws of the State.

Charles E. Littlefield  Attorney General.

COPY.

(Name of Corporation.)

Rumford Falls Power Company

Oxford ss.

Registry of Deeds.

Received October 2nd 1890

at 4 h. - m. PM.

Recorded in Vol. 224 Pages 184, 185 & 186.

ATTEST:

John F. Stanley Register.

A true copy of record.

ATTEST:

/s/ John F. Stanley	, Register.

State of Maine.

OFFICE OF SECRETARY OF STATE.

Augusta, Oct. 6 1890.

Received and filed this day.

ATTEST:	/s/ S. J. Chadbourne
Deputy Secretary of State.

Recorded Vol. 15 Page 361

Notice is hereby given that the number of Directors of the Rumford Falls Power Company was on the 19th day of May, 1893, increased from five to seven.

Portland, Me., May 29th, 1893.

/s/ [ILLEGIBLE]
Clerk

Hon. Nicholas Fessenden,
Secretary of State,
Augusta, Maine.

Rumford Falls Power Co.

Increase in Number of Directors

STATE OF MAINE.

OFFICE OF SECRETARY OF STATE

Augusta May 29 1893
Received and filed this day.

ATTEST:

/s/ S. J. Chadbourne
Deputy Secretary of State

Recorded Vol. 13 1/2 Page 219

I, R. C. Bradford, of Portland, County of Cumberland and State of Maine, Clerk of the Rumford Falls Power Company, hereby certify that at a meeting of the stockholders of said corporation duly called and held July 11, 1900, at which a quorum was present, it was unanimously voted, more than a majority of the capital stock issued and outstanding voting in the affirmative, to change the number of Directors, so that the Board shall consist of not less than five nor more than seven.

Portland, Maine, July 20th, 1900.

/s/ R. C. Bradford
Clerk of the Rumford Falls Power Company

Rumford Falls Power Co.

Number of Directors Changed

STATE OF MAINE.

OFFICE OF SECRETARY OF STATE

Augusta July 21 1900
Received and filed this day.

ATTEST:

/s/ [ILLEGIBLE]
Secretary of State

Recorded Vol. 2 Page 34

I, R. C. Bradford of Portland, County of Cumberland and State of Maine, Clerk of the Rumford Falls Power Company, hereby certify that at a meeting of the stockholders of said Company, duly called and held at said Portland on Saturday, the second day of July, 1904, more than a majority of the capital stock issued and outstanding voting in the affirmative, the following vote was passed:

“VOTED: That the capital stock of this corporation, at present amounting to five thousand (5000) shares of the par value of one hundred (100) dollars each, be increased by adding thereto three thousand (3000) shares of the par value of one hundred (100) dollars each, so that the capital stock as this increased shall be eight thousand (8000) shares of the par value of one hundred (100) dollars each.”

Dated at Portland, Maine, this 2nd day of July, 1904.

/s/	R. C. Bradford
Clerk

STATE OF MAINE.

CUMBERLAND, SS.

Portland, July 16th, 1904.

Personally appeared R. C. Bradford and made oath that the foregoing statement by him subscribed is true.

Before me,
[SEAL]
/s/ [ILLEGIBLE]
Notary Public

RUMFORD FALLS POWER CO.

CAPITAL STOCK INCREASED.

STATE OF MAINE.

OFFICE OF SECRETARY OF STATE.

Augusta, July 15 1904
Received and filed this day.

ATTEST:	/s/ [ILLEGIBLE]
Deputy Secretary of State.

Recorded Vol. 4  Page 176

I, R. C. Bradford of Portland, County of Cumberland and State of Maine, Clerk of the Rumford Falls Power Company, hereby certify that at a meeting of the stockholders of said Company, duly called and held at said Portland on Monday, the tenth day of June, 1907, more than a majority of the capital stock issued and outstanding voting in the affirmative, the following vote was passed:-

“VOTED: That the capital stock of this company at present authorized, issued and outstanding, amounting to eight thousand (8,000) shares of the par value of one hundred (100) dollars each, be increased by adding thereto two thousand (2,000) shares of one hundred (100) dollars each, so that the capital stock as then increased shall be ten thousand (10,000) shares of one hundred (100) dollars each, amounting to the total sum of one million (1,000,000) dollars.”

Dated at Portland, Maine, this tenth day of June, 1907.

/s/ R. C. Bradford
Clerk.

STATE OF MAINE.
CUMBERLAND, SS.	Portland, Maine, June 20th, 1907.

Personally appeared R. C. Bradford and made oath that the foregoing statement by him subscribed is true.

Before me,

/s/ Henry S. Bryant
Justice of the Peace.

Rumford Falls Power Company.

Capital Stock Increased.

STATE OF MAINE.

OFFICE OF SECRETARY OF STATE.

Augusta June 10, 1907

Received and filed this day.

ATTEST:

/s/ [ILLEGIBLE]
Deputy Secretary of State.

Recorded Vol. 6 Page 118

15 - 361

Portland, Maine, October 10, 1934.

I, Wadleigh B. Drummond, Clerk of the RUMFORD FALLS POWER COMPANY, hereby certify that at a Special Meeting of the Stockholders of said Company, duly called for the purpose and held in Portland, Maine, on September 26, 1934, by a vote representing all of the capital stock issued and outstanding, the Stockholders of said Company changed its By-Laws so that the number of its Directors shall be not less than three nor more than seven.

RUMFORD FALLS POWER COMPANY

By	/s/ Wadleigh B. Drummond
Clerk.

Rumford Falls Power Company

Change in Directors

15 -- 361

STATE OF MAINE

Office of Secretary of State

Augusta, Oct. 12, 1934

Received and filed this day.

ATTEST:

/s/ Ruth S. Bradford

Deputy SECRETARY OF STATE.

Recorded Vol. 2/Page /75.

Filing Fee $2.00			This Space For Use By
		STATE OF MAINE	Secretary of State
For Use By The
Secretary of State		NOTIFICATION BY CLERK OF	MAINE
		CHANGE IN REGISTERED	SECRETARY OF STATE
File No.	15 - 361	OFFICE	FILED

Fee Paid	$5.00		January 20, 1975

C. B.	75C1002		/s/ Doris Hayes
AGENT
Date	1-23-25

Pursuant to 13-A MRSA §304(6), the undersigned clerk for one or more domestic corporations gives notice of the following change of business address which is the registered office of each corporation listed:

FIRST: Name of clerk*	Daniel T. Drummod, Jr.

SECOND: Address of former registered Office	465 Congress Street

Portland, Maine 04111
(street, city, state and zip code)

THIRD: Address of new registered office	900 Maine Savings Plaza

Portland, Maine 04101

(street, city, state and zip code)

FOURTH: Notice of the above change in registered office has been sent to each of the following corporations by the undersigned as clerk of each:

RUMFORD FALLS POWER COMPANY

Dated:	January 20, 1975	/s/ Daniel T. Drummond, Jr.
(signature)

Daniel T. Drummond, Jr., Clerk
(type or print name)

*The clerk of a domestic corporation must be a person resident in Maine. The business address of the clerk and the registered office must be indentical.

FORM NO. MBCA-3B

Filing Fee $5.00 § 304 (3&5)	This Space For Use By
Secretary of State
For Use By The
Secretary of State

File No.	15-361	STATE OF MAINE	MAINE
SECRETARY OF STATE
Fee Paid	$5.00	CHANGE OF CLERK or	FILED
REGISTERED OFFICE or BOTH
C. B.	77C272	OF	September 13, 1976

Date	9-16-76	RUMFORD FALLS POWER COMPANY	/s/ Doris Hayes
Doris Hayes

/s/ Doris Hayes
Agent

Pursuant to 13-A MRSA § 304 the undersigned corporation advises you of the following changes(s):

FIRST: The name and business address of its present clerk are	Mr. Daniel P. Drummond, Jr.,
900 Maine Savings Plaza, Portland, Maine 04101
(street, city, state and zip code)

SECOND: The name and business address of its successor clerk* are	Robert B. Williamson, Jr.
Two Canal Plaza, Portland, Maine 04112
(street, city, state and zip code)

THIRD: Upon a change in clerk this must be completed:

☐ Such change was authorized by the board of directors and the power to make such change is not reserved to the shareholders by the articles or the bylaws.

☒ Such change was authorized by the shareholders. (Complete the following)

I certify that I have custody of the minutes showing the above action by the shareholders.

/s/ J. E. Clute
J. E. Clute
Date:	August 4, 1976
RUMFORD FALLS POWER COMPANY
(name of corporation)

		By	/s/ K. Peter Norrie
	Legibly print or type name		K. Peter Norrie, Vice President
	and capacity of all signers	(type or print name and capacity)
13-A MRSA §104
		By	/s/ J. P. Borgwardt
[SEAL]		J. P. Borgwardt, Assistant Secret.
(type or print name and capacity)

*   The clerk of a domestic corporation must be a person resident in Maine. The business address of the clerk and the registered office must be identical.

** The name of the corporation should be typed, and the document must be signed by (1) the Clerk or (2) by the President or a vice-president and by the Secretary or an assistant secretary or such other officer as the bylaws may designate as a second certifying officer or (3) if there are no such officers, then by a majority of the directors or by such directors as may be designated by a majority of directors then in office or (4) if there are no such directors, then by the holders, or such of them as may be designated by the holders of record of majority of all outstanding shares entitled to vote thereon or (5) by the holders of all of the outstanding shares of the corporation.

FORM NO. MBCA-3